                                                                     EXHIBIT A-2

                                     PETRON
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                   December 31
                                                                      1998
                                                                   -----------
                                 ASSETS

CURRENT ASSETS
       Cash and cash equivalents                                        *
       Accounts receivable                                              *
       Inventory                                                        *
       Prepayments                                                      *
                                                                   -----------
                                                                        *

PROPERTY, PLANT, & EQUIPMENT, NET                                       *
                                                                   -----------
GOODWILL & OTHER INTANGIBLES                                            *
                                                                   -----------
DEFERRED CHARGES                                                        *
                                                                   -----------
TOTAL ASSETS                                                            *
                                                                   ===========

                     CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
       Short-term debt                                                  *
       Accounts payable--general                                        *
       Accounts payable to associated companies                         *
       Taxes accrued                                                    *
       Interest accrued                                                 *
       Other                                                            *
                                                                   -----------
                                                                        *
                                                                   -----------


CAPITALIZATION
       Paid-in capital                                                  *
       Retained earnings                                                *
                                                                   -----------
          Total common stockholder's equity                             *
       Notes payable to Conectiv                                        *
                                                                   -----------
                                                                        *
                                                                   -----------
TOTAL CAPITALIZATION AND LIABILITIES                                    *
                                                                   ===========


* CONFIDENTIAL TREATMENT REQUESTED

                                                                     EXHIBIT A-2
                                     PETRON
                        CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                       Three Months          Nine Months
                                                           Ended                Ended
                                                         12/31/98              12/31/98
                                                       ------------          -----------
  OPERATING REVENUES
    Other services                                           *                     *
    Revenues from associated companies                       *                     *
                                                       ------------          -----------
                                                             *                     *
                                                       ------------          -----------

  OPERATING EXPENSES
    Other services' cost of sales                            *                     *
    Operating expenses -- associated companies               *                     *
    Operating expenses -- general                            *                     *
    Depreciation and amortization                            *                     *
                                                       ------------          -----------
                                                             *                     *
                                                       ------------          -----------
  OPERATING INCOME                                           *                     *
                                                       ------------          -----------
  OTHER INCOME                                               *                     *
                                                       ------------          -----------

  INTEREST EXPENSE
    Borrowings from associated companies                     *                     *
    Short-term debt                                          *                     *
                                                       ------------          -----------
                                                             *                     *
                                                       ------------          -----------

  INCOME BEFORE INCOME TAXES                                 *                     *
                                                       ------------          -----------
  INCOME TAXES                                               *                     *
                                                       ------------          -----------

  NET INCOME                                                 *                     *
                                                       ============          ===========

Note:

Petron was acquired in March 1998 and the acquisition was recorded in the second quarter of 1998. Petron's operating results for March 1998 to September 1998, which are immaterial to Conectiv on a consolidated basis, are reflected in Conectiv's consolidated Statement of Income as shown above.


* CONFIDENTIAL TREATMENT REQUESTED